UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2023

ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-18415	38-2830092
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street	Mt. Pleasant	Michigan	48858-1649
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (989) 772-9471
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    Retirement of Jae A. Evans as President and Chief Executive Officer of Isabella Bank Corporation
On April 26, 2023, Jae A. Evans announced his retirement as President and Chief Executive Officer of Isabella Bank Corporation (the "Corporation"), to the Corporation's Board of Directors (the "Board"). Mr. Evans also serves as Chief Executive Officer of Isabella Bank, a wholly owned subsidiarity of the Corporation. The Board accepted his notice of retirement which is effective January 2024. Mr. Evans plans to remain a member of the Board, as well as Isabella Bank's Board of Directors, after his retirement. Subsequently, on April 28, 2023, the Corporation issued a press release announcing the retirement of Mr. Evans.
(c)    Election of Jerome E. Schwind as President and Chief Executive Officer of Isabella Bank Corporation and Appointment
of Neil M. McDonnell as President of Isabella Bank
Similarly, on April 26, 2023, the Board elected Jerome E. Schwind to President and Chief Executive Officer of the Corporation and Chief Executive Officer of Isabella Bank and appointed Neil M. McDonnell as President of Isabella Bank, both effective January 2024. Subsequently, on April 28, 2023, the Corporation issued a press release announcing the election of Mr. Schwind and appointment of Mr. McDonnell.
Mr. Schwind, age 56, has been President of Isabella Bank since 2015, previously serving as its Executive Vice President and Chief Operations Officer, and Mecosta Division President. He has played an instrumental role in technology advancements and geographic expansion, which are key elements of the bank’s strategic plan. He also maintains a deep understanding of the seven counties served by Isabella Bank’s 30 branches. Mr. Schwind is Chair of the Michigan Bankers Association and a member of its Perry School of Banking Board. He is Board Chair of the Middle Michigan Development Corporation, based in Mt. Pleasant, and is on the board of the Great Lakes Bay Regional Alliance, which supports collaboration and initiatives to improve economic vitality and quality of life across central Michigan.
Mr. McDonnell, age 59, has been CFO since joining Isabella Bank in 2018 and has led a number of initiatives that have driven Isabella Bank’s strategic plan and improved key metrics, including shareholder value. He has more than 30 years of banking experience and previously worked in the eastern United States in roles such as CFO, controller, treasurer, compliance and risk officer, and director of finance at large international banks, local community banks and de novo banks. Mr. McDonnell is a member of the Mid-Michigan Industries Board of Directors and volunteers with the Habitat for Humanity of Isabella County Finance Committee.
Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits:

Exhibit No.	Description

99.1	Executive succession plans press release issued April 28, 2023
104	Cover page interactive data file - the cover page XBRL tags are embedded within the inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISABELLA BANK CORPORATION

Dated:	April 28, 2023	By:	/s/ Jae A. Evans
Jae A. Evans, President & CEO

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Executive succession plans press release issued April 28, 2023
104	Cover page interactive data file - the cover page XBRL tags are embedded within the inline XBRL document